At Qorvo®	At the Financial Relations Board
Doug DeLieto	Joe Calabrese
VP, Investor Relations	Vice President
336-678-7088	212-827-3772

FOR IMMEDIATE RELEASE
July 10, 2018
QORVO ANNOUNCES INCREASE OF CASH TENDER OFFER FOR SENIOR NOTES DUE 2025 TO $300,000,000 OUTSTANDING PRINCIPAL AMOUNT

GREENSBORO, NC — July 10, 2018 — Qorvo® (Nasdaq: QRVO), a leading provider of innovative RF solutions that connect the world, today announced that with respect to its previously announced cash tender offer (the “Tender Offer”) for its 7.00% Senior Notes due 2025 (the “2025 Notes”), it has increased the tender cap from $150,000,000 to $300,000,000 aggregate principal amount of the 2025 Notes (the “2025 Tender Cap”). In addition, the Company announced that the Tender Offer for the 2025 Notes will now expire at midnight, New York City time, at the end of the day on July 23, 2018 (the “Expiration Date”). Except as described in this press release and the previously announced extension of the early tender date for the Tender Offer to midnight, New York City time, at the end of the day on July 13, 2018 (the “Early Tender Date”), all other terms of the Tender Offer as described in the Offer to Purchase and Consent Solicitation (as defined below) remain unchanged.

The following table sets forth the aggregate principal amount of the 2025 Notes that were tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on June 28, 2018:

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding Prior to Tender Offer	Aggregate Principal Amount of Notes Tendered	Tender Cap	Tender Offer Consideration(1)	Early Tender Premium(1)	Total Consideration(1)(2)
7.00% Senior Notes due 2025*	74736KAD3 74736KAC5 U7471QAB0	$548,500,000	$302,896,000	$300,000,000	$1,066.25	$30.00	$1,096.25
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(1)	Per $1,000.00 principal amount of 2025 Notes validly tendered (and not validly withdrawn).
(2)	Includes the early tender premium of $30.00 per $1,000.00 principal amount of 2025 Notes validly tendered (and not validly withdrawn).

Due to oversubscription, the Company expects to accept all 2025 Notes tendered (and not validly withdrawn) on or prior to the Early Tender Date on a prorated basis and no 2025 Notes that may be tendered after the Early Tender Date to be accepted for purchase. The Company expects to accept 2025 Notes for purchase on the “Early Payment Date,” which is currently expected to occur on July 16, 2018. Payment for 2025 Notes purchased will include accrued and unpaid interest from and including the last interest payment date up to, but not including, the Early Payment Date. 2025 Notes that were tendered in the Tender Offer but not accepted for purchase will be returned promptly to the tendering holders.

The deadline for holders to validly withdraw tenders of 2025 Notes has passed. Accordingly, 2025 Notes that were already tendered at or before 5:00 p.m., New York City time, at the end of the day on June 28, 2018 may not be withdrawn or revoked, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.

The Tender Offer is being made pursuant to the terms and conditions as described in the Offer to Purchase and Consent Solicitation Statement, dated June 15, 2018 (the “Offer to Purchase and Consent Solicitation”), and the accompanying Letter of Transmittal and Consent.
The Company retained BofA Merrill Lynch, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC to act as the dealer managers for the Tender Offer and the solicitation agents for the Consent Solicitation. Questions or requests for assistance regarding the terms of the Tender Offer and the Consent Solicitation should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free), Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free). Requests for the Offer to Purchase and Consent Solicitation and other documents relating to the Tender Offer and the Consent Solicitation may be directed to Global Bondholder Services Corporation, the depositary and information agent for the Tender Offer, at (212) 430-3774 (for banks and brokers only) or (866) 470-3700 (toll-free) (for all others) or contact@gbsc-usa.com.
None of the Company or its board of directors or officers, the dealer managers, the solicitation agents, the depositary and information agent or the trustee with respect to the 2025 Notes or any of the Company’s or their respective affiliates is making any recommendation as to whether holders should tender any 2025 Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender their 2025 Notes and, if so, the principal amount of 2025 Notes as to which such action is to be taken.
This press release is neither an offer to purchase nor a solicitation of an offer to sell any 2025 Notes in the Tender Offer. The Tender Offer is not being made to holders of 2025 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer was required to be made by a licensed broker or dealer, the Tender Offer will be deemed to have been made on behalf of the Company by the dealer managers and solicitation agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Qorvo

Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative RF solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage our unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit http://www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication and other facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our stockholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, our ability to protect our intellectual property, claims of intellectual property infringement and other lawsuits, security breaches and other similar disruptions compromising our information, and the impact of government and stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.